Exhibit 10.22

January 16, 2005

BURLINGTON NORTHERN SANTA FE CORPORATION

AMENDED AND RESTATED

BENEFITS PROTECTION TRUST

BURLINGTON NORTHERN SANTA FE CORPORATION

BENEFITS PROTECTION TRUST

AMENDED AND RESTATED

BENEFITS PROTECTION TRUST AGREEMENT

THIS AGREEMENT (the “Agreement”), made as of the 31st day of March, 2004, by and between BURLINGTON NORTHERN SANTA FE CORPORATION, a corporation organized and existing under the laws of the State of Delaware, and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (hereinafter referred to as the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company (as hereinafter defined) or an Affiliate (as hereinafter defined) thereof has adopted the plans, programs, and policies and has entered into the contracts listed on Schedule 1 (hereinafter referred to either specifically by name or collectively as the “Plans”) and may adopt or enter into other such plans which will be listed from time to time on Schedule 1 and may, from time to time, amend, modify or terminate any such Plan in accordance with its terms or to comply with any changes in the law and to increase the number of participants in any such Plan (subject to the terms of this Agreement); and

WHEREAS, the Company initially established this Trust on March 22nd, 1996 with BANKERS TRUST COMPANY, and on December 1st, 2003 appointed WACHOVIA BANK, NATIONAL ASSOCIATION as Successor Trustee under the agreement dated December 1, 2003; and

WHEREAS, the Company desires to establish a Benefits Protection Trust (hereinafter referred to as this “Trust”) in order to ensure that Participants (as hereinafter defined) and their beneficiaries will receive the benefits which the Company and its Affiliates are obligated to provide for them or which they reasonably anticipate receiving pursuant to the Plans; and

WHEREAS, the Trustee is not a party to the Plans; and

WHEREAS, the aforesaid obligations of the Company are not funded or otherwise secured and the Company has agreed to take steps to assure that the future payment of amounts under such Plans will not be improperly withheld in the event that a “Change of Control” (as hereinafter defined) of the Company should occur; and

WHEREAS, for purposes of assuring that such payments will not be improperly withheld, the Company desires to: (a) deposit with the Trustee, subject to the claims of the Company’s existing or future general creditors, amounts of cash and/or marketable securities for the payment of the fees and expenses of the Trustee in pursuing claims of the Participants and their beneficiaries against the Company for such payments and/or in requiring the Company to deposit sufficient cash and/or marketable securities in the Trust to pay benefits under the Plans; and (b) retain the right to deposit with the Trustee, subject to the same conditions, further amounts of cash and/or marketable securities for the payment of amounts under such Plans as they may become due and payable; and

WHEREAS, in the event that the Trustee resigns in accordance with Section 16.1 or 16.2 hereof, the Company shall have the exclusive right and power to appoint, in its sole discretion, a successor trustee in accordance with such sections, and if no such successor trustee becomes trustee under this Agreement within the applicable time period prescribed in Section 16.1 or 16.2, as applicable, the Company intends for all funds held in the Benefit Account (as hereinafter defined), after payment of all fees, expenses and indemnities due to or incurred by the Trustee under this Agreement, to be immediately paid in the form of lump-sums (or, in the discretion of the Trustee, distributions of annuity contracts of insurance companies of equivalent values to any such lump-sum payments) to Participants and their beneficiaries in accordance with Section 16.1 or 16.2, as applicable.

NOW, THEREFORE, the Company and the Trustee agree as follows:

ARTICLE 1: Definitions.

1.1 “Affiliate” shall mean any corporation, partnership or other entity, the majority interest in which is held by the Company directly or through one or more intermediaries.

1.2 The “Board” shall mean the Board of Directors of Burlington Northern Santa Fe Corporation.

1.3 “Change of Control” shall mean the occurrence of any of the following:

(a) any person (as such term is used in sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) being or becoming the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities,

(b) the first purchase by any person (as such term is used in subsection (a) of this Section 1.3) of the Company’s Common Stock pursuant to a tender or exchange offer to acquire such number of shares of the Company’s Common Stock as would result in such person holding twenty percent (20%) or more of the combined voting power of the Company’s then outstanding Common Stock (other than a tender or exchange offer made by the Company or an Affiliate),

(c) the approval by the Company’s stockholders of a merger or consolidation, a sale or disposition of all or substantially all of the Company’s assets or a plan of liquidation or dissolution of the Company, or

(d) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company ceasing for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company’s stockholders of each new director was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of the period,

(e) notwithstanding (a) through (d), the business combination of Burlington Northern Inc. and Santa Fe Pacific Corporation, which was effective September 22, 1995, does not constitute a Change of Control.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur if the Company either merges or consolidates with or into another company or sells or disposes of all or substantially all of its assets to another company, if such merger, consolidation, sale or disposition is in connection with a corporate restructuring wherein the stockholders of the Company immediately before such merger, consolidation, sale or disposition own, directly or indirectly, immediately following such merger, consolidation, sale or disposition at least eighty percent (80%) of the combined voting power of all outstanding classes of securities of the company resulting from such merger or consolidation, or to which the Company sells or disposes of its assets, in substantially the same proportion as their ownership in the Company immediately before such merger, consolidation, sale or disposition. Further notwithstanding the foregoing, an event will not be treated as a Change of Control for purposes of this Agreement if the Board so determines by an affirmative vote of at least two thirds of its incumbent members immediately prior to the occurrence of such event, and the Company shall provide prompt notice of such determination to the Trustee.

In addition, notwithstanding any provision herein to the contrary, a Change of Control shall not be deemed to occur where the acquirer is, directly or indirectly, a Class I railroad or a holding company of a Class I railroad (“Merger Transaction”), or any events or transactions that form a part of, or are in furtherance of the Merger Transaction (including, without limitation, any announcement of the Merger Transaction or the execution of any agreement in furtherance of the Merger Transaction) for the purposes of this Trust, unless the Board so determines by an affirmative vote of at least two thirds of its incumbent members immediately prior to the occurrence of such event, and the Company shall provide prompt notice of such determination to the Trustee.

1.4 “Company” shall mean Burlington Northern Santa Fe Corporation, its successors, and assigns.

1.5 “Equitable Share” shall mean the interest of any Plan in the assets of the Trust.

1.6 “Investment Manager” shall mean a bank, an insurance company or an investment adviser registered under the Investment Advisers Act of 1940, appointed pursuant to Article VI hereto to manage all or a portion of the assets of the Trust.

1.7 “Participants” shall mean active and former directors and employees of the Company and/or of its Affiliates.

1.8 “Responsible Employer” shall mean, in connection with a particular Plan, an entity (either the Company or an Affiliate) that is obligated to provide benefits to directors or employees pursuant to that Plan, either through contributions to the Trust or otherwise.

1.9 “Threatened Change of Control” shall mean either of the following events:

(a) A person described in Section 1.3 of this Article 1,

(1)	initiates a tender offer to acquire such number of shares as would result in such person holding twenty percent (20%) or more of the voting power of the Company’s outstanding common shares; or

(2)	solicits proxies for votes to elect members of the Board at a shareholders’ meeting of the Company;

provided, however, that, an event will not be treated as a Threatened Change of Control for purposes of this Agreement if the Board so determines by an affirmative vote of at least two thirds of its incumbent members immediately prior to the occurrence of such event, and the Company shall provide prompt notice of such determination to the Trustee, or

(b) The Company notifies the Trustee in writing that such a Threatened Change of Control exists.

1.10 “Threatened Change of Control Period” shall mean the period beginning on the date a Threatened Change of Control commences and ending on the earliest of:

(a) The date when a person described in Section 1.3 of this Article 1, (1) shall have abandoned the tender offer, or (2) shall not have elected a member of the Board as the case may be, or (3) shall own less than five percent (5%) of the voting power of the Company’s outstanding common shares; or

(b) If the Threatened Change of Control Period has commenced by reason of a written notification by the Company as provided in Section 1. 9(b) of this Article 1, the earlier of (1) the expiration of six (6) months after the Trustee has received such notification, if a Threatened Change of Control described in Section 1.9(a) has not occurred within such 6-month period, and

(2) the date the Company shall have notified the Trustee in writing that the Threatened Change of Control has terminated; or

(c) The date a Change of Control occurs.

ARTICLE 2: Creation of Trust.

2.1 The Company hereby establishes with the Trustee and the Trustee hereby accepts a trust consisting of two accounts established by the Trustee for purposes of accounting for funds delivered to the Trustee by the Company, upon direction from the Company. One such account shall be known as the “Trustee Expense Account,” and shall be used exclusively to pay the fees, expenses and indemnities due or incurred by the Trustee in accordance with the terms of this Agreement. The other such account shall be known as the “Benefit Account,” and shall be used to make payments under the Plans and, solely to the extent the trustee expense account is insufficient, to pay the fees, expenses and indemnities due or incurred by the trustee in accordance with the terms of this agreement. Upon direction from the Company, the Benefit Account shall be divided into a separate Equitable Share for each Plan which is funded by the Company in accordance with Section 4.1 of Article 4. If a single Plan has more than one Responsible Employer, then a separate Equitable Share shall be created for each such Responsible Employer, upon direction from the Company.

2.2 The Company and the Trustee agree that the Trust created herein shall be revocable by the Company as to any assets held in the Trustee Expense Account at any time before a Change of Control, but shall not be revocable by the Company or by any successor thereto as to assets held in the Benefit Account at any time, or as to any amounts held under the Trust at any time during a Threatened Change of Control or after a Change of Control. The principal of the Trust, and any earnings thereon, shall be used exclusively for the uses and purposes of Participants and their beneficiaries and general creditors of each Responsible Employer, as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the appropriate Responsible Employer. Any assets held by the Trust will be subject to the claims of the general creditors of the Responsible Employers under federal and state law in the event that any such Responsible Employer becomes insolvent, as defined in Section 18.2(a). The Trust established hereunder is intended to be a grantor trust within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended (the “Code”), and all interest and other income earned on the investment of the Trust shall for such purposes be the property of, and taxable to, the Company. All taxes on or with respect to the Trust shall be payable by the Company from its separate funds, provided, however, that to the extent that the Company does not timely make any such payments, such taxes shall be paid from the Trustee Expense Account, and if the Trustee Expense Account is insufficient then from the Benefit Account.

2.3 The Company may amend any existing Plans, provided, however, that a Plan amendment may not materially increase the administrative duties of the Trustee under this Agreement without the Trustee’s express prior written consent thereto. The Company may add plans, other than plans intended to be qualified under Section 401(a) of the Code, under the Trust upon prior written notice thereof to the Trustee and by amending Schedule 1; provided, however, that the Company may not add any such plan under the Trust without the Trustee’s express prior written consent to such addition. The Company shall furnish to the Trustee copies of all Plans, and the Trustee shall have no duties or obligations whatsoever under this Agreement with respect to any Plan of which the Trustee has not received a copy from the Company. If the Company amends any existing Plans or adds plans, it shall send to the Trustee a copy of any such amendments or plans and the Trustee shall have no duties or obligations whatsoever under this Agreement with respect to any amendment to a plan or new plans of which the Trustee has not received a copy from the Company.

ARTICLE 3: Trustee Expense Account.

3.1 Upon the Trustee’s obtaining actual knowledge of the existence of a Threatened Change of Control or a Change of Control, the Trustee shall require the Company to deliver the amount of two million dollars ($2,000,000) in cash to the Trust, to be credited to the Trustee Expense Account. The Trustee shall make written demand for any such additional amount, and the Company will comply with such demand within 15 days of its receipt thereof. In the event the Company fails to provide the Trustee with such additional amount within 15 days of the receipt by the Company of such written demand, the Trustee shall have the right to resign immediately as Trustee, and immediately upon such resignation shall have no further duties hereunder. The Trustee will have no duty to find or secure the appointment of a Successor Trustee upon its resignation pursuant to this Section, nor shall its resignation or the termination of any further duties be contingent upon the appointment and qualification of a successor trustee. If the Threatened Change of Control Period terminates and no Change of Control has occurred, the Company may withdraw any portion of the two million dollars ($2,000,000) deposited upon the demand of the Trustee, together with any income actually earned thereon and reduced by any losses attributable thereto.

3.2 At any time, the Company shall have the unlimited right to add to the Trustee Expense Account additional amounts of cash and/or marketable securities acceptable to the trustee. Such amounts (together with the income attributable thereto) which are over and above the aggregate amount of $2,000,000 described in Section 3.1 may be withdrawn by the Company at any time prior to a Change of Control, but not after.

ARTICLE 4: Benefit Account.

4.1 The Company may elect at any time to deliver cash, life insurance contracts as provided in Section 8 of this Agreement and/or marketable securities reasonably acceptable to the Trustee to be credited to the Benefit Account. Any such delivery shall be accepted by the Trustee only if it is accompanied by a designation of the Plan or Plans under the provisions of which such funds are to be disbursed, the Responsible Employer whose obligations are being funded, and if more than one Plan or the obligations of more than one Responsible Employer are being funded, the amount being allocated in respect of each Plan and each Responsible Employer. Such delivery shall be credited to the Equitable Share or Equitable Shares of the Plan or Plans in respect of which funds are being provided within the Benefit Account.

4.2 After a Change of Control has occurred, if the Trustee determines that amounts held under the Trust allocated to the Equitable Share(s) of one or more Plans are insufficient to pay all benefits payable (whether currently or on a deferred basis) under such Plan or Plans, the Trustee shall make a written demand on the Responsible Employer or Responsible Employers to provide funds in an amount determined by the Trustee sufficient to pay all benefits payable (whether currently or on a deferred basis) under such Plan or Plans. If, after a Change of Control, the Trustee shall determine that benefits under one or more Plans which are not payable from assets of an Equitable Share under the Trust are not being paid to Participants and beneficiaries in the proper amounts and in a timely manner, the Trustee may in its discretion demand in writing that the Responsible Employer or Responsible Employers deliver to the Trustee assets sufficient to pay all benefits payable (whether currently or on a deferred basis) under such Plan or Plans. The Responsible Employer or Responsible Employers shall transfer such funds or other assets acceptable to the Trustee, within 30 days from the time the written demand is mailed.

ARTICLE 5: Payments from the Trust.

5.1 The Company shall, from time to time, furnish the Trustee with such written information regarding the Participants and beneficiaries under the Plans (including updated mailing addresses) and the amount and/or method of determination of benefits under the Plans (hereinafter referred to as “Participant Data”) as the Company deems relevant or as the Trustee shall request in writing. The Company shall, after a Change of Control, furnish the Trustee with such Participant Data and other information as the Trustee may from time to time request within thirty (30) days of such request. The Company will, from time to time, but not less frequently than annually, update Participant Data with respect to all Plans.

5.2 Prior to a Change of Control, the Trustee, at the direction of the Company, shall make payments to Participants and beneficiaries or to any disbursing agent designated by the Company (including the Company itself) in such manner and in such amounts as the Company shall direct, to the extent funds are available in the Equitable Share (s) of the applicable Plan or Plans. After a Change of Control and notwithstanding any other provisions of this Agreement, the Trustee shall, without direction from the Company, to the extent funds are available in the corresponding Equitable Share(s) of such Plan or Plans, make payments to any disbursing agent previously retained by the Company for such purpose or, in the Trustee’s sole discretion, directly to Plan Participants and beneficiaries in such manner and in such amounts as the Trustee shall determine they are entitled to be paid under the Plans based on the most recent Participant Data furnished to the Trustee by the Company and any supplemental information furnished to the Trustee by a Participant or beneficiary upon which the Trustee may reasonably rely in making such determination and based upon the terms of the Plans, including any amendments thereto, as in effect on the date of such Change of Control to the extent that copies of such Plans and amendments were received by the Trustee prior to the date of such Change of Control.

5.3 After a Change of Control, in the event the Internal Revenue Service issues a notice of deficiency to any Participant and/or beneficiary of a Plan stating that such Participant and/or beneficiary is subject to any tax by reason of any undistributed interest in the Trust, the Trustee, upon presentation of a copy of such determination and written direction from the Participant and/or beneficiary, shall distribute to such Participant and/or beneficiary the amount included in such Participants or beneficiary’s taxable gross income by reason of any interest in the Trust, which amount shall be stated in such written direction. The Trustee shall not be liable in any way for any payment made pursuant to any such written direction, including, without limitation, for any such inclusion of such amount in any Participant’s or beneficiary’s taxable gross income. Any benefit to which such Participant and/or beneficiary subsequently becomes entitled shall be offset by the actuarial equivalent of the amount previously distributed pursuant to the preceding provisions of this Section 5.3.

5.4 Payments to Participants and beneficiaries pursuant to Sections 5.2 and 5.3 of this Article 5 shall be made by the Trustee to the extent that funds in the relevant Equitable Share(s) are sufficient to allow such payments. In any month in which the Trustee determines that the

Equitable Share of one or more Plans in the Benefit Account does not have sufficient funds to provide for the current payment of all amounts otherwise payable to Participants and beneficiaries in such month under a Plan or Plans, the amount otherwise currently payable to each such Participant or beneficiary under such Plan or Plans during such month shall be reduced by a fraction, the numerator of which is the amount of funds then available in the Equitable Share(s) of such Plan or Plans and the denominator of which is the total of the benefits paid prior to such reduction during such month to all Participants and beneficiaries under such Plan or Plans. In the event that the Trustee shall at any time determine that all liabilities to Participants and beneficiaries, whether present or deferred, fixed or contingent, under any Plan or Plans have been satisfied in full, and at such time there are assets remaining in the Equitable Share or Equitable Shares allocated to such Plan or Plans, the Trustee shall allocate such remaining assets among the Equitable Shares of any or all of the remaining Plans in such manner as the Trustee deems appropriate, taking into account the liabilities outstanding under each such other Plan and the funding level of each such other Equitable Share. In any event, the Trustee shall have no duty to make any benefit payment out of the assets of the Trust to any Participant or beneficiary in excess of the aggregate benefits to which such Participant or beneficiary is entitled under any Plan or Plans.

ARTICLE 6: Management of Trust Assets.

6.1 Prior to a Change of Control, the Trust assets shall be held, invested and reinvested by the Trustee as designated by the written direction of the Company or of any Investment Manager appointed by the Company to manage all or a portion of the assets of the Trust, with respect to those assets as to which the Company has notified the Trustee that such

Investment Manager has been granted investment authority. The Trustee shall not be under any duty, or have any right, to question any such directions of the Company or any Investment Manager or to review any securities or other property held pursuant to such direction, or to make any suggestions to the Company or any Investment Manager in connection therewith; and the Trustee shall as promptly as practicable comply with any directions given by the Company hereunder or such Investment Manager. In exercising the powers of the Company under this Section 6.1 of Article 6 the Company shall act by its Corporate Treasurer or his written designees, each of whom is fully authorized to exercise such powers. The Trustee may, and shall, follow the written directions signed by said Corporate Treasurer or such designees.

6.2 In the absence of written direction of the Company, the Trustee shall invest the assets as if a Change of Control had occurred as provided in Section 6.3 of this Article 6 and Article 9.

6.3 After a Change of Control, the Trustee shall have exclusive authority and discretion to manage and control the Trust assets and may employ Investment Managers including affiliates of the Trustee to manage the investment of the Trust assets. Pursuant to such authority and discretion, the Trustee may exercise, from time to time and at any time, the power:

(a) To invest and reinvest the assets of the Trust, without distinction between principal and income, in shares of stock (whether common or preferred) or other evidences of ownership; shares of any registered investment company or mutual fund for which an Investment Manager or any affiliate of an Investment Manager or the Trustee or any affiliate of the Trustee, provides, for compensation, custodial, advisory, or other services; bonds; debentures; notes or other evidences of indebtedness, unsecured or secured by mortgages on real or personal property wherever situated (including any part interest in a bond and mortgage or note and mortgage whether insured or uninsured) and other property, including without limitation shares in any collective investment fund maintained by the Trustee, or part interest in property, real or personal, foreign or domestic, and in order to reduce the rate of interest rate fluctuations, contracts, as either buyer or seller, for the future delivery of United States Treasury securities and comparable Federal Government-backed securities and life insurance contracts as provided by Section 8 of this agreement; provided, however, that no portion of the assets of the Trust may be directly invested in common or preferred stock, or evidences of indebtedness, of the Company or any entity controlled, controlling, or under common control with the Company;

(b) To sell, convey, redeem, exchange, grant options for the purchase or exchange of, or otherwise dispose of, any real or personal property, at public or private sale, for cash or upon credit, with or without security, without obligation on the part of any person dealing with the Trustee to see to the application of the proceeds of or to inquire into the validity, expediency or propriety of any such disposition;

(c) To exercise, personally or by general or limited proxy, the right to vote any shares of stock, bonds or other securities held in the Trust; to delegate discretionary voting power to trustees of a voting trust for any period of time; and to exercise, personally or by power of attorney, any other rights appurtenant to any securities or other property of the Trust;

(d) To join in or oppose any reorganization, recapitalization, consolidation, merger or liquidation, or any plan therefor, or any lease, mortgage or sale of the property, if any organization the securities of which are held in the Trust; to pay from the assets of the Trust any assessments, charges or compensation specified in any plan of reorganization, recapitalization, consolidation, merger or liquidation; to deposit any property with any committee or depositary;

and to retain any property allotted to the Trust in any reorganization, recapitalization, consolidation, merger or liquidation;

(e) To exercise or sell any conversion or subscription or other rights appurtenant to any stock, security or other property held in the Trust;

(f) To borrow from any lender (including the Trustee in its individual capacity) money, in any amount and upon any reasonable terms and conditions, for purposes of this Agreement, and to pledge or mortgage any property held in the Trust to secure the repayment of any such loan;

(g) To compromise, settle or arbitrate any claim, debt, or obligation of or against the Trust; to enforce or abstain from enforcing any right, claim, debt or obligation (subject to the provisions of Section 9.3 of Article 9); and to abandon any property determined by it to be worthless;

(h) To make loans of securities held in the Trust to registered brokers and dealers upon such terns and conditions as are permitted by applicable law and regulations, and in each instance to permit the securities so lent to be registered in the name of the borrower or a nominee of the borrower, provided that in each instance the loan is adequately secured and neither the borrower nor any affiliate of the borrower has discretionary authority or control with respect to the assets of the Trust involved in the transaction or renders investment advice with respect to those assets;

(i) To invest and reinvest any property in the Trust in any other form or type of investment not specifically mentioned in this section; and

(j) To open and maintain any bank account or accounts, in the name of the Trustee in any bank or banks, including, if the Trustee is a bank, the Trustee’s own banking department.

ARTICLE 7: Administrative Powers.

The Trustee shall have and in its sole and absolute discretion may exercise from time to time and at any time the following administrative powers and authority with respect to the Trust:

7.1 To hold property of the Trust in its own name or in the name of a nominee or nominees, without disclosure of the trust, or in bearer form so that it will pass by delivery, but no such holding shall relieve the Trustee of its responsibility for the safe custody and disposition of the Trust in accordance with the provisions of this Agreement; the Trustee’s books and records shall at all times show that such property is part of the Trust; and the Trustee shall be absolutely liable for any loss occasioned by the acts of its nominee or nominees with respect to securities registered in the name of the nominee or nominees;

7.2 To organize and incorporate under the laws of any state it may deem advisable one or more corporations (and to acquire an interest in any such corporation that it may have organized and incorporated) for the purpose of acquiring and holding title to any property, interests or rights that the Trustee is authorized to acquire under Article 6 hereof;

7.3 To employ in the management of the Trust and to rely on advice given by suitable agents, without liability for any loss occasioned by any such agents selected by the Trustee with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

7.4 To make, execute and deliver, as Trustee, any deeds, conveyances, leases, mortgages, contracts, waivers or other instruments in writing that the Trustee may deem necessary or desirable in the exercise of its powers under this Agreement; and

7.5 To do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Agreement or otherwise in the best interests of the Trust.

7.6 Notwithstanding any powers granted to the Trustee pursuant to this Agreement or applicable law, the Trustee shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

ARTICLE 8: Insurance and Annuity Contracts.

8.1 The Trustee, upon written direction of the Company prior to a Change of Control, shall pay from the Benefit Account such sums to such insurance company or companies as the Company may direct for the purpose of procuring participating or nonparticipating insurance and/or annuity contracts for the Plans (hereinafter referred to as “Contracts”). The Company shall prepare or cause to be prepared in such form as it shall prescribe, the application for any Contract to be applied for. The Trustee shall receive and hold in the Trust, subject to the provisions hereinafter set forth in this Article 8, all Contracts so obtained.

8.2 The Trustee shall be the complete and absolute owner of Contracts held in the trust and, upon written direction of the Company prior to a Change of Control, shall have power, without the consent of any other person, to exercise any and all of the rights, options or privileges that belong to the absolute owner of any Contract held in the Trust or that are granted by the terms of any such Contract or by the terms of this Agreement. Prior to a Change of Control, the Trustee shall have no discretion with respect to the exercise of any of the foregoing powers or to take any other action permitted by any Contract held in the Trust, but shall exercise such powers or take such action only upon the written direction of the Company and the Trustee shall have no duty to exercise any of such powers or to take any such action unless and until it shall have received such direction. After a Change of Control, the Trustee shall exercise, without directions from the Company, any and all of the rights, options or privileges that belong to the absolute owner of any Contract held in the Trust or that are granted by the terms of any such Contract or by the terms of this Agreement. The Trustee, upon the written direction of the Company prior to a Change of Control, shall deliver any Contract held in the Trust to such person or persons as may be specified in the direction.

8.3 The Trustee shall hold in the Trust the proceeds of any sale, assignment or surrender of any Contract held in the Trust and any and all dividends and other payments of any kind received in respect of any Contract held in the Trust.

8.4 Upon the written direction of the Company prior to a Change of Control, the Trustee shall pay from the Benefit Account premiums, assessments, dues, charges and interest, if any, upon any Contract held in the Trust. The Trustee shall have no duty to make any such payment unless and until it shall have received such direction. After a Change of Control, the Trustee shall pay from the Benefit Account premiums, assessments, dues, charges and interest, if any, upon any Contract held in the Trust, without direction from the Company.

8.5 No insurance company that may issue any Contract or Contracts held in the Trust shall be deemed to be a party to this Agreement for any purpose or to be responsible in any way for the validity of this Agreement or to have any liability under this Agreement other than as stated in each Contract that it may issue. Any insurance company may deal with the Trustee as sole owner of any Contract issued by it and held in the Trust, without inquiry as to the authority of the Trustee to act and may accept and rely upon any written notice, instruction, direction, certificate or other communication from the Trustee believed by it to be genuine and to be signed by an officer of the Trustee and shall incur no liability or responsibility for so doing. Any sums paid out by any insurance company under any of the terms of a Contract issued by it and held in the Trust either to the Trustee, or, in accordance with the direction of the Trustee, to any other person or persons designated as payees in such Contract shall be a full and complete discharge of the liability to pay such sums, and the insurance company shall have no obligation to look to the disposition of any sums so paid. No insurance company shall be required to look into the terms of this Agreement, to question any action of the Trustee or to see that any action of the Trustee is authorized by the terms of this Agreement.

8.6 Anything contained herein to the contrary notwithstanding, neither the Company nor the Trustee shall be liable for the refusal of any insurance company to issue or change any Contract or Contracts or to take any other action requested by the Trustee; nor for the form, genuineness, validity, sufficiency or effect of any Contract or Contracts held in the Trust; nor for the act of any person or persons that may render any such Contract or Contracts null and void; nor for the failure of any insurance company to pay the proceeds and avails of any such Contract or Contracts as and when the same shall become due and payable; nor for any delay in payment resulting from any provision contained in any such Contract or Contracts; nor for the fact that for any reason whatsoever (other than their own negligence or willful misconduct) any Contract or Contracts shall lapse or otherwise become uncollectible.

ARTICLE 9: Trustee’s Powers after Change of Control.

9.1 After a Change of Control, the Trustee shall exercise for the sole benefit of the Plan Participants and their beneficiaries any of the powers set forth in Section 5.2 of Article 5,

Section 6.3 of Article 6 and Sections 8.2 through 8.6 of Article 8 without direction from the Company including the power to negotiate for and purchase Contracts the rates of return and maturity dates of which may reasonably be expected to yield assets of the Trust sufficient to discharge any or all of the obligations of the Company and its Affiliates under the Plans. After the occurrence of a Change of Control, the Trustee shall have the power to settle all Trust liabilities with respect to any or all Plan Participants and beneficiaries with respect to any periodic payment obligation by the purchase and distribution of an annuity contract of an insurance company providing for such periodic payment.

9.2 Within thirty (30) days after a Change of Control, the Company shall notify all Participants and beneficiaries who are entitled to receive benefits under the Plans in writing (1) with respect to each Plan for which benefits are payable from assets of an Equitable Share under the Trust, that the Trustee shall continue to pay such benefits from the assets of such Equitable Share after the Change of Control and (2) with respect to any Plan for which benefits are not payable from assets of an Equitable Share under the Trust, that the Trustee is available to aid the Participants and beneficiaries entitled to benefits under such Plan in pursuing any claims they may have against the Company or an Affiliate under the terms of such Plan. The Company shall provide such notice by using the same method as required by the Department of Labor pursuant to 29 C.F .R. 5 2520.1 04b-l(b)(1) as now in effect without regard to subsequent amendments. If the Company fails to do so, to the extent that the Trustee has actual knowledge of any such failure, the Trustee shall send such notice by certified mail return receipt requested to all unnotified Participants and/or the beneficiaries described above to their last address provided to the Trustee by the Company prior to a Change of Control. Alternatively, the Trustee may, at its option, provide such notification by placing an advertisement in one newspaper of general circulation in each of the ten locations in which the largest number of employees of the Company and its Affiliates are located as communicated by the Company to the Trustee prior to a Change of Control.

9.3 (a) If, after a Change of Control, a Participant or beneficiary notifies the Trustee that a Responsible Employer (or insurance company, contract administrator or any other party acting on the Responsible Employer’s behalf, if applicable) has refused to pay a claim under any Plan the benefits under which are not payable from assets of an Equitable Share under the Trust, then, unless the Trustee shall determine that the claim has no basis in law and fact, the Trustee:

(1) will promptly attempt to negotiate with the Responsible Employer to obtain payment, settlement, or other disposition of the claim, subject to the consent of the Participant or beneficiary.

(2) will, if negotiations fail within ninety (90) days to result in a payment, settlement or other disposition agreeable to the Participant or beneficiary (hereinafter referred to as the “Plaintiff”), upon the receipt of written authorization from the Participant or beneficiary in substantially the form attached as Exhibit A hereto, institute and maintain legal proceedings (hereinafter referred to as the “Litigation”) against the Responsible Employer or other appropriate person or entity to recover on the claim on behalf of the Plaintiff; and (3) may, subject to the consent of the Plaintiff, settle or discontinue the Litigation.

(b) The Trustee shall direct the course of the Litigation and shall keep the Plaintiff informed of the progress of the Litigation as the Trustee deems appropriate, but no less frequently than quarterly. If, during the Litigation,

(1)	the Plaintiff directs in writing that the Litigation on behalf of the Plaintiff be settled or discontinued, the Trustee shall take all appropriate action to follow such direction, provided that the written direction specifies the terms and conditions of the settlement or discontinuance, and further provided that the Plaintiff, if requested by the Trustee, shall execute and deliver to the Trustee a document in a form acceptable to the Trustee releasing and holding harmless the Trustee from any liability resulting from the Trustee’s following such direction;

(2)

the Plaintiff refuses to consent to the settlement or other disposition of the Litigation on terms recommended in writing by the Trustee or does not agree with the Trustee’s conduct of the litigation, the Trustee may proceed in its sole and absolute discretion, to take such action as it deems appropriate in the Litigation, including entering into settlement or discontinuance of the Litigation, provided that the Trustee shall first afford the Plaintiff at least fourteen (14) days’ advance notice of any decision to settle or otherwise discontinue the Litigation; further provided, however, that the Trustee shall not be authorized to proceed in the Litigation on behalf of the Plaintiff after (i) the Plaintiff shall have revoked in writing the authorization of the Trustee to proceed on his behalf (in substantially the form attached as Exhibit B hereto) and shall have delivered such writing to the Trustee and (ii) the Plaintiff shall have appointed his own counsel, whose fees and expenses are to be paid by the Plaintiff and who shall appear in the Litigation on behalf of the Plaintiff in lieu of counsel retained by the Trustee. Thereafter, the Trustee shall have no obligation to proceed further on behalf of such Plaintiff or to pay from the Trustee Expense Account any costs or expenses incurred in the Litigation after the date of the delivery of such writing.

(c) The Trustee is empowered to utilize, at the expense of the Trust, and to charge the Trustee Expense Account, counsel and other appropriate experts, including nationally recognized pension or benefit consultants, actuaries and accountants to aid the Trustee in making any determination under this Article 9 and in determining whether to pursue or settle any Litigation, provided that, prior to the occurrence of a Change of Control (and also excluding the period of any Threatened Change of Control) such counsel or other experts shall be identified in writing by the Company to the Trustee as and when the services of any such counselor experts are to be utilized by the Trustee. The Trustee shall be fully protected, without any independent duty of investigation, in reliance upon any assumptions or actuarial or other determinations rendered by any pension or benefit consulting or actuarial firm retained pursuant to this Section 9.3(c). The Trustee shall have the discretion to determine the form and nature that any Litigation against the Company, or other appropriate person or entity, shall take, and the procedural rules and laws applicable to such Litigation shall supersede any inconsistent provision in this Agreement.

9.4 After a Change of Control, the Trustee shall bill the Company directly, on a monthly basis, for all fees and expenses described in Section 10.2. The Trustee may commence legal action against the Company to recover any amount not paid within 30 days of the billing date, and shall be obligated to commence such an action if the Company’s failure to pay causes a reduction in the assets of the Trustee Expense Account below two million dollars ($2,000,000).

9.5 After a Change of Control, the Trustee shall be obligated to commence legal action to compel a Responsible Employer to provide funds to pay benefits under all Plans if the Trustee has issued a demand pursuant to Section 4.2 of Article 4 and the Responsible Employer

has failed to transfer the demanded funds in a timely fashion under Section 4.2 of Article 4. The Trustee’s responsibility to commence legal action under this Section 9.5 is only required if the Expense Fund has adequate assets in the sole and absolute opinion of the Trustee.

9.6 After a Change of Control, the Trustee shall appoint a nationally recognized pension or benefit consulting or actuarial firm, which shall be identified in writing by the Company to the Trustee prior to the occurrence of a Change of Control (or, if earlier, a Threatened Change of Control related to such Change of Control), to determine any assumptions and make any actuarial or other determinations necessary or appropriate to any determinations required to be made by the Trustee under this Agreement, including, without limitation, under Sections 4.2, 5.2, 5.3, 5.4 and 9.3 hereof, and the Trustee shall be fully protected in acting under this Agreement in reliance upon any such assumptions or determinations rendered by such firm without any duty by the Trustee to make any determination or investigation of its own with respect thereto. Moreover, after a Change of Control, in making any determination under this Agreement, the Trustee shall be fully protected in reliance upon Participant Data (as defined in Section 5 hereof) furnished to the Trustee by the Company and any supplemental information furnished to the Trustee by a Participant or beneficiary, as provided under Section 5.2 hereof, and upon the terms of the Plans, including any amendments thereto, as in effect on the date of such Change of Control to the extent that copies of such Plans and amendments were received by the Trustee prior to the date of such Change of Control. If no nationally recognized pension or benefit consulting firm was designated by the Company prior to the occurrence of a Change of Control (or, if earlier, a Threatened Change of Control related to such Change of Control), the Trustee shall appoint the firm or firms utilized by the Company immediately prior to the Threatened Change of Control.

ARTICLE 10: Taxes, Expenses and Compensation of Trustee.

10.1 The Company shall pay any Federal, state, local or other taxes imposed or levied with respect to the assets and/or income of the Trust or any part thereof under existing or future laws, and the Company, in its discretion, or the Trustee, in its discretion, may contest the validity or amount of any tax, assessment, claim or demand respecting the Trust or any part thereof. The Trustee shall deduct any taxes required to be withheld with respect to any payments made pursuant to the Trust.

10.2 The Trustee shall be reimbursed on a monthly basis, or on such other basis as the Trustee deems reasonable, for the fees and expenses set forth in Schedule 2 attached hereto and its reasonable expenses, including but not limited to the retention of legal counsel (including but not limited to legal counsel and other professionals retained by the Trustee pursuant to this Agreement and to legal counsel retained to represent the Trustee in any action brought by the Company or any Participant against the Trustee), accountants and actuaries and such other professionals as the Trustee determines are necessary or appropriate to enable it to perform its services as Trustee. Retention of outside counsel or other professionals by the Trustee prior to a Change of Control or Threatened Change of Control shall be subject to the prior approval of the Company. Such approval shall not be unreasonably withheld.

10.3 Notwithstanding the foregoing provisions of this Article 10, to the extent that the Company does not timely pay or reimburse any amounts payable or reimbursable by the Company pursuant to this Article 10, such amounts shall be paid or reimbursed from the Trustee Expense Account, and if the Trustee Expense Account is insufficient, then from the Benefit Account.

ARTICLE 11: General Duties of Trustee.

11.1 Subject to Article 17 hereof, the Trustee shall discharge its duties under this Agreement solely in the interest of the Participants in the Plans and their beneficiaries and (1) for the exclusive purpose of providing benefits to such Participants and their beneficiaries and defraying reasonable expenses of administering the Trust; and (2) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

11.2 (a) The Trustee is not responsible for ascertaining whether a Threatened Change of Control has occurred or whether a Threatened Change of Control Period exists. The Company will notify the Trustee of the commencement and/or termination of a Threatened Change of Control Period.

(b) The Executive Vice Law or other chief legal officer of the Company shall have the specific authority to determine whether a Threatened Change of Control or Change of Control has transpired and shall be required to give the Trustee notice of a Change of Control or a Threatened Change of Control. The Trustee shall be entitled to rely upon such notice. If the Trustee receives notice of a Threatened Change of Control or Change of Control from any other person, the Trustee shall be responsible for ascertaining whether a Threatened Change of Control or Change of Control has occurred. In so ascertaining, the Trustee shall rely upon publicly available information and any other information available to the Trustee.

11.3 The Trustee may consult with counsel, who may be counsel for the Company prior to a Change of Control or for the Trustee in its individual capacity, and shall not be deemed imprudent by reason of its taking or refraining from taking any action in accordance with the opinion of counsel.

11.4 The Company may designate in writing, prior to the occurrence of a Change of Control (or, if earlier, a Threatened Change of Control related to such Change of Control), counsel to be retained by the Trustee after a Change of Control to enforce the rights of Participants and beneficiaries to benefits under the Plans. If the designated counsel declines to provide representation, or if the Trustee so elects for any reason or no reason, the Trustee may dismiss the designated law firm and engage another qualified law firm for this purpose; however, the law firm so engaged may not be the same law firm which represents the Trustee with respect to its responsibilities as Trustee under this Agreement. The Company may not dismiss or engage such counsel or cause the Trustee to engage or dismiss such counsel after a Change of Control.

ARTICLE 12: Indemnification.

12.1 The Company agrees to indemnify and hold the Trustee harmless from and against any liability (including attorneys’ fees and expenses) that the Trustee may incur unless arising from the Trustee’s negligence, willful misconduct, or breach of this Agreement. The Trustee shall not be required to give any bond or any other security for the faithful performance of its duties under this Agreement, except as required by law. The Trustee agrees to indemnify and hold the Company harmless from and against any liability (including attorneys’ fees and expenses) that the Company may incur arising from the Trustee’s negligence, willful misconduct or breach of this Agreement.

12.2 Any amount payable to the Trustee under this Agreement and not previously paid by the Company shall be paid by the Company promptly upon written demand therefor by the Trustee or, if the Company fails to make payment within 15 days after such written demand, from the Trustee Expense Account, and if the Trustee Expense Account is insufficient then from the Benefit Account. In the event that payment is made hereunder to the Trustee from the assets of the Trust, the Trustee shall promptly notify the Company in writing of the amount of such payment. The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash (or in marketable securities or in some combination thereof) equal to any payments made from the Trust to the Trustee pursuant to this Article 12. The failure of the Company to transfer any such amount shall not in any way impair the Trustee’s right to indemnification, reimbursement and payment pursuant to this Article 12. The provisions of this Article 12 shall survive the termination of this Trust Agreement.

ARTICLE 13: No Duty to Advance Funds.

Excluding any liability arising under Section 12.1 of Article 12, nothing contained in this Agreement shall require the Trustee to risk or expend its own funds in the performance of the duties as the trustee hereunder. In the acceptance and performance of its duties hereunder, the Trustee acts solely as trustee and not in its individual capacity, and all persons, other than the Company, having any claim against the Trustee related to this Agreement or the actions or agreements of the Trustee contemplated hereby shall look solely to the assets of the Trust for the payment or satisfaction thereof except as required by law or to the extent that the Trustee has engaged in willful misconduct or negligence, or the Trustee has breached its obligations under this Agreement. Without limiting the foregoing, and subject to the provisions of Section 12.1 of Article 12, the Trustee shall not be liable in its individual capacity for the payment of the fees and expenses of counsel and other professionals retained by the Trustee in accordance with this Agreement.

ARTICLE 14: Accounts.

14.1 (a) The Trustee shall keep accurate and detailed accounts of all its receipts, investments and disbursements under this Agreement on a calendar year basis. Such person or persons as the Company shall designate shall be allowed to inspect the books of account relating to the Trust upon request at any reasonable time during the business hours of the Trustee.

(b) Within 120 days after (1) the close of each calendar year, (2) the date of the Trustee’s resignation or removal as provided in Article 16 hereof or (3) the date of termination of the Trust as provided in Article 17 hereof, the Trustee shall transmit to the Company, and certify the accuracy of, a written statement of the assets and liabilities of the Trust, showing the current value of each asset at that date, and a written account of all the Trustee’s transactions relating to the Trust during the period from the last previous accounting to the close of that year.

(c) Unless the Company shall have filed with the Trustee written exceptions or objections to any such statement and account, within 120 days after receipt thereof, the Company shall be deemed to have approved such statement and account; and in such case or upon the written approval by the Company of any such statement and account, the Trustee shall be forever released and discharged with respect to all matters and things contained in such statement and account as though it had been settled by decree of a court of competent jurisdiction in an action or proceeding to which the Company and all persons having any beneficial interest in the Trust were parties.

14.2 The Trustee shall determine the fair market value of the Trust, the Benefit Account, the Trustee Expense Account and, if so directed by the Company, each Equitable Share as of each December 31, or more frequently (but not more often than monthly) if it so desires. If there is a diminution in value of the Trustee Expense Account below (1) five hundred thousand dollars ($500,000) prior to the commencement or after the end of a Threatened Change of Control Period, or (2) two million dollars ($2,000,000) during a Threatened Change of Control Period or upon the occurrence of a Change of Control, but only if the Trustee has demanded one million five hundred thousand dollars ($1,500,000) pursuant to Section 3.2 of Article 3 hereof, the Company shall provide the Trustee with sufficient funds to make up for any such diminution in value within 15 days after written demand by the Trustee for such payment. At any time other than a Threatened Change of Control Period or after a Change of Control, if the Company fails to comply with the Trustee’s written demand within 15 days to provide the Trustee with sufficient funds to make up for any diminution in value below five hundred thousand dollars ($500,000) in the Trustee Expense Account, the Trustee may resign as Trustee upon one hundred twenty (120) days’ written notice in accordance with Section 16.1 of Article 16 hereof. In the event that the Trustee Expense Account falls below two million dollars ($2,000,000) during a Threatened Change of Control Period or on or after the occurrence of a Change of Control, and the Company fails to comply with the Trustee’s written demand to make up for any such diminution in value below $2,000,000 within 15 days of receipt of such written demand, the Trustee has the right to resign immediately as trustee under this Agreement, and immediately upon such resignation shall have no further duties hereunder. The Trustee will have no duty to find or secure the appointment of a successor trustee upon its resignation pursuant to this Section, nor shall its resignation or the termination of any further duties be contingent upon the appointment and qualification of a successor trustee.

14.3 Nothing contained in this Agreement or in the Plans shall deprive the Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of the Trustee’s accounts or for instructions in connection with the Trust, the only other necessary party thereto in addition to the Trustee shall be the Company. If the Trustee so elects, it may bring in as a party or parties defendant any other person or persons. No person interested in the Trust, other than the Company, shall have a right to compel an accounting, judicial or otherwise, by the Trustee, and each such person shall be bound by all accountings by the Trustee to the Company, as herein provided, as if the account had been settled by decree of a court of competent jurisdiction in an action or proceeding to which such person was a party.

ARTICLE 15: Administration of the Plans; Communications.

15.1 The Company shall administer the plans as provided therein and subject to Section 5.2 of Article 5, Section 6.3 of Article 6, and of Article 9 hereof, and, subject to any other delegation by the Company and express written assumption by the Trustee of the duties of administering the Plans, the Trustee shall not be responsible in any respect for administering the Plans. The Trustee shall not be responsible for the adequacy of the Trust to meet and discharge all payments and liabilities under the Plans. The Trustee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by an officer of the Company designated pursuant to this Agreement. The Company, from time to time, shall furnish the Trustee with the names and specimen signatures of the designated officers of the Company and shall promptly notify the Trustee of the termination of office of any designated officer of the Company and the appointment of a successor thereto. Until notified to the contrary, the Trustee shall be fully protected in relying upon the most recent list of the designated officers of the Company furnished to it by the Company.

15.2 Any action required by any provision of this Agreement to be taken by the Board shall be evidenced by a resolution of such Board certified to the Trustee by the Secretary or an

Assistant Secretary of the Company under its corporate seal, and the Trustee shall be fully protected in relying upon any resolution so certified to it. Unless other evidence with respect thereto has been specifically prescribed in this Agreement, any other action of the Company under any provision of this Agreement, including any approval of or exceptions to the Trustee’s accounts, shall be evidenced by a certificate signed by an officer of the Company, and the Trustee shall be fully protected in relying upon such certificate. The Trustee may accept a certificate signed by an officer of the Company as proof of any fact or matter that it deems necessary or desirable to have established in the administration of the Trust (unless other evidence of such fact or matter is expressly prescribed herein), and the Trustee shall be fully protected in relying upon the statements in the certificate.

15.3 The Trustee shall be entitled conclusively to rely upon any written notice, instruction, direction, certificate or other communication believed by it to be genuine and to be signed by the proper person or persons.

15.4 All notices to the Trustee hereunder shall be in writing and, until written notice is given to the contrary, shall be sent to the Trustee at its office at One West Fourth Street, NC6251, Winston-Salem, North Carolina 27150, Attention: Executive Services, Telecopy (336) 747-8874; communications to the Company shall be sent to it at its office at 2500 Lou Menk Drive, Fort Worth, Texas 76131-2828, Attention: Vice President-Human Resources and Medical, fax (817) 352-7326.

ARTlCLE 16: Resignation or Removal of Trustee.

16.1 The Trustee may resign at any time, other than during a Threatened Change of Control Period or after a Change of Control, upon one hundred twenty (120) days’ written notice to the Company or such shorter period as is acceptable to the Company (hereinafter referred to as the “Resignation Period”) and immediately after the Resignation Period shall have no further duties hereunder. The Trustee will have no duty to find or secure the appointment of a Successor Trustee upon its resignation pursuant to this Section, nor shall the Trustee have any liability to any person in connection with the appointment, or failure to secure the appointment, of any such Successor Trustee, nor shall its resignation or its termination of any further duties be contingent upon the appointment and qualification of a Successor Trustee. Promptly after receipt of such notice, the Company shall appoint a Successor Trustee, such trustee to become trustee under this Agreement upon its acceptance of this Trust; provided that, if upon the expiration of the Resignation Period, no Successor Trustee has become trustee under this Agreement in accordance with this Section 16.1, the Trustee shall immediately (A) pay to itself all fees, expenses and indemnities due to or incurred by the Trustee hereunder, in accordance with Article 10 (including any amounts due or payable with respect to the firm appointed pursuant to the following clause (B)), and (B) satisfy all vested benefit obligations to Participants or their beneficiaries under the Plans by single payments in the form of lump-sums to such Participants or beneficiaries or, in the discretion of the Trustee, in lieu of any or all such lump-sum payments, by distributions of annuity contracts purchased from insurance companies having values equivalent to any such lump-sum payments, the amounts of such payments determined (based on the most recent Participant Data furnished to the Trustee by the Company) by a nationally recognized pension or benefit consulting or actuarial firm appointed by the Trustee for this purpose (and the Trustee shall be fully protected without further 1iability under this Agreement in making distributions from the Trust in reliance upon such determinations); provided that if the Equitable Share of any Plan in the Benefit Account does not have sufficient funds to provide for satisfaction in full of all such vested benefit obligations otherwise payable in accordance with the preceding clause to Participants and beneficiaries under such Plan, then each such amount otherwise payable to each such Participant or beneficiary shall be reduced on a proportionate basis.

16.2 During a Threatened Change of Control Period or after a Change of Control, the Trustee may resign only under one of the following circumstances:

(a) A final decision of a court of competent jurisdiction removing the Trustee by reason of such court’s determination of the existence of a conflict of interest which prevents the Trustee from properly performing its duties hereunder. The Trustee agrees to use its best efforts to avoid any such conflict. For the purpose of this Agreement, the decision of a court shall not be deemed to be final unless the decision is not appealable, or no appeal has been taken from the decision and the time for an appeal has expired. Notwithstanding the foregoing provisions of this subsection (a), such resignation shall not be effective until the Trustee or the Company has obtained the agreement of a bank to act as Successor Trustee which bank (1) is among the 100 largest banks in the United States, as measured by deposits, and (2) has a rating of “B/C” or greater based upon the most current rating from Keefe, Bruyett & Woods (“KB&W”) or its successor, or if KB&W or its successor should cease to publish ratings, then a short-term debt rating from Moody’s of “P-1,” or greater, or from Standard and Poor’s of “A-1.” In any event the Trustee shall continue to be custodian of the Trust until the new trustee is in place, and the Trustee shall be entitled to expenses and fees through the later of the effective date of its resignation as Trustee or the end of its custodianship of the Trust assets.

(b) The Trustee has exhausted all of its legal remedies and has been unsuccessful in such litigation to require the Company to remit to the Trustee such amounts as are billed pursuant to Section 9.4 of Article 9 hereof and the assets of the Trust have been exhausted. In such event, the Trustee shall have the right to resign immediately as Trustee, and immediately upon such resignation shall have no further duties hereunder. The Trustee will have no duty to find or secure the appointment of a Successor Trustee upon its resignation pursuant to this sub-section, nor shall its resignation or the termination of any further duties be contingent upon the appointment and qualification of a Successor Trustee.

(c) The Trustee has made a good faith determination that all liabilities to Participants and beneficiaries under the Plans, whether present or deferred, fixed or contingent, have been satisfied in full.

(d) Notwithstanding the foregoing provisions of this Section 16.2, in addition, the Trustee may resign under the circumstances described in Sections 3.1 and 14.2 hereof. Immediately upon the resignation of the Trustee under the circumstances described in either Section 3.1 or 14.2 hereof, the Company shall have the sole right and power to select and appoint a Successor Trustee hereunder, and, if so appointed, such Successor Trustee shall become trustee under this Agreement upon its acceptance of this Trust; provided that, if no such Successor Trustee has become trustee under this Agreement in accordance with the preceding clause of this subsection (d) of this Section 16.2 within sixty (60) days following such resignation of the Trustee, the Trustee shall immediately upon the expiration of such sixty-day period (A) pay to itself all fees, expenses and indemnities due to or incurred by the Trustee hereunder, in accordance with Article 10 (including any amounts due or payable with respect to the firm appointed pursuant to the following clause (B)) and (B) satisfy all vested benefit obligations to Participants or their beneficiaries under the Plans by single payment in the form of lump-sums to such Participants or beneficiaries or, in the discretion of the Trustee, in lieu of any or all such lump-sum payments, by distributions of annuity contracts purchased from insurance companies having values equivalent to any such lump-sum payments, the amounts of such payments determined (based on the most recent Participant Data furnished to the Trustee by the Company) by a nationally recognized pension or benefit consulting or actuarial firm appointed by the Trustee for this purpose (and the Trustee shall be fully protected without further liability under this Agreement in making distributions from the Trust in reliance upon such determinations); provided that if the Equitable Share of any Plan in the Benefit Account does not have sufficient funds to provide for satisfaction in full of all such vested benefit obligations otherwise payable in accordance with the preceding clause to Participants and beneficiaries under such Plan, then each such amount otherwise payable to each such Participant or beneficiary shall be reduced on a proportionate basis. In the event of the Trustee’s resignation in accordance with the preceding sentence, the Trustee shall have no duty to find or secure the appointment of a Successor Trustee, nor shall the Trustee have any liability to any person in connection with the appointment, or failure to secure the appointment of any such Successor Trustee, and following such resignation by the Trustee, the Trustee shall have no further duties or obligations under this Agreement, except that, prior to the earlier to occur of (i) the date that a Successor Trustee appointed by the Company becomes trustee under this Agreement and (ii) sixty (60) days following the date of such resignation by the Trustee, the Trustee’s sole duty with respect to this Agreement shall be to preserve the principal of the assets held in the Benefit Account and the Trustee Expense Account as of the date of such resignation by the Trustee until the distribution or payment thereof in accordance with the preceding sentence.

16.3 Prior to a Change of Control, the Company may remove the Trustee upon 30 days written notice to the Trustee, or upon shorter notice if acceptable to the Trustee. Such removal shall become effective, however only upon the occurrence of all of the following events:

(a) The appointment by the Company of a Successor Trustee; and

(b) The acceptance of the Trust by the Successor Trustee; and

(c) The delivery of the Trust assets to the Successor Trustee.

16.4 Each Successor Trustee shall have the powers and duties conferred upon the Trustee in this Agreement, and the term “Trustee” as used in this Agreement shall be deemed to include any Successor Trustee. Upon designation or appointment of a Successor Trustee, the Trustee shall transfer and deliver the assets of the Trust to the Successor Trustee, reserving such reasonable sums as the Trustee shall deem necessary to defray its expenses in settling its accounts, to pay any of its compensation due and unpaid and to discharge any obligation of the Trust for which the Trustee may be liable. If the sums so reserved are not sufficient for these purposes, the Trustee shall be entitled to recover the amount of any deficiency from either the Company or the Successor Trustee, or both. When the Trust shall have been transferred and delivered to the Successor Trustee and the accounts of the Trustee have been settled as provided in Article 14 hereof, the Trustee shall be released and discharged from all further accountability or liability for the Trust and shall not be responsible in any way for the further disposition of the Trust or any part thereof.

16.5 Notwithstanding anything to the contrary, in the event it resigns or is removed, the Trustee shall have a right to have its accounts settled as provided in Article 14 hereof.

ARTICLE 17: Amendment of Agreement; Termination of Trust; Termination with Respect to an Affiliate and Transfer to Successor Trustee.

17.1 The Company expressly reserves the right at any time to amend in writing or terminate this Agreement and the Trust created thereby to any extent that it may deem advisable;

provided, however, that (1) subsequent to a Change of Control, no such amendment or termination may result, directly or indirectly, in the return of any assets of the Benefit Account to the Company prior to the satisfaction of all liabilities under the Plans to Plan Participants and beneficiaries, (2) no amendment may be made unless the Company, in its reasonable judgment believes that such amendment would have no material adverse effect on the amount of benefits payable under the Trust to Participants or their beneficiaries or that such amendment is necessary to avoid a greater adverse impact on the Participants or their beneficiaries, and (3) no amendment or termination may be made after the date on which a Change of Control occurs which would (i) permit the Company to withdraw any assets from the Trustee Expense Account, (ii) directly or indirectly reduce or restrict the Trustee’s rights and duties under this Agreement, or (iii) permit the Company to remove the Trustee following the date on which a Change of Control occurs. No amendment shall be made without the Trustee’s consent thereto in writing if, and to the extent that the effect of such amendment is to increase the Trustee’s responsibilities hereunder, and/or reduce the Trustee’s rights hereunder in any way, including, without limitation, the Trustee’s rights hereunder to require the Company to deliver the amount of $2,000,000 upon the occurrence of a Threatened Change of Control or a Change of Control, and/or affect in any way the Trustee’s right to resign under this Agreement. Such proposed amendment shall be delivered to the Trustee as a written instrument of amendment, duly executed and acknowledged by the Company. The Company also shall deliver to the Trustee a copy of any modifications or amendments to the Plans. Subject to Section 17.2 hereof, the Trustee’s consent shall not be required for the termination of the Trustee Expense Account or its removal as Trustee.

17.2 In the event the Company terminates the Trustee Expense Account, prior to the occurrence of a Change of Control, the Trustee shall reserve such sums it deems necessary to pay its fees and expenses, and shall distribute all remaining assets of the Trustee Expense Account in accordance with the written directions of the Company and the Trustee shall provide the Company with a final written account in accordance with Article 14 hereof. The Company shall have no right to terminate the Trustee Expense Account during a Threatened Change of Control Period or upon or after the occurrence of a Change of Control.

17.3 This Trust shall be terminated upon the final payment of all amounts payable to all of the Participants and beneficiaries pursuant to the Plans, and the payments of all amounts due to the Trustee and all costs and expenses chargeable to the Trust. Upon termination of this Trust, the Trustee shall have a right to have its account settled as provided in Article 14 hereof. Promptly upon termination of this Trust, and after payment of all fees, expenses and indemnities due to or incurred by the Trustee hereunder, any remaining portion of the assets of the Trust shall be paid to the Company.

17.4 In the event that, whether before or after a Change of Control, the Company shall dispose of substantially all its interest in an Affiliate which is a participating employer under one or more Plans, the Trustee shall, upon instruction by the Company, transfer to a substantially similar irrevocable grantor trust designated by such Affiliate or its successor a portion of the assets of the Benefit Account equal to the portion, if any, of each Equitable Share allocable to benefits payable in respect of the employees of such Affiliate. In the case of any instruction received by the Trustee pursuant to this Section 17.4 prior to a Change of Control, the Trustee may conclusively rely on the Company’s determination as to the portion of the assets of the Benefit Account allocable to the benefits payable in respect of employees of such Affiliate under the Plans. After the date on which a Change of Control occurs, the Trustee shall not make any transfer pursuant to this Section 17.4 except pursuant to a determination by a nationally recognized pension or benefit consulting or actuarial firm appointed by the Trustee as to the portion of the Benefit Account allocable to benefits payable in respect of employees of the former Affiliate, which determination the Trustee in its good faith judgment determines to have been made on an independent good faith basis and on the basis of all pertinent Participant Data furnished to the Trustee by the Company before the occurrence of a Change of Control. Upon the making of any transfer in accordance with this Section 17.4, the Trustee shall be released and discharged from any and all obligations with respect to such transferred assets and with respect to any benefits payable in respect of the employees of the former Affiliate.

17.5 The Trust shall be terminated upon resignation of the Trustee under subsection (b) of Section 16.2 and final payment of all amounts payable under Section 16.1 and subsection (d) of Section 16.2.

ARTICLE 18: Prohibition of Diversion.

18.1 Except as provided in Sections 2.2, 3.1, 3.2, 17.1, and 18.2 at no time prior to the satisfaction of all liabilities with respect to Participants and their beneficiaries under this Trust shall any part of the corpus and/or income of the Trust be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their beneficiaries and, except as provided in Section 17.3, the assets of the Trust shall never inure to the benefit of the Company and shall be held for the exclusive purposes of providing benefits to Participants in the Plans and their beneficiaries and defraying reasonable expenses of administering the Plans and of the Trustee and/or performing any of the Trustee’s duties under this Agreement.

18.2 (a) Notwithstanding any provision of this Agreement to the contrary, the Trustee shall cease payment of benefits to Participants and beneficiaries with respect to any

Responsible Employer that is “insolvent,” as defined below. The assets of the Trust shall at all times, as provided for in Section 2.2 and as set forth below, be subject to claims of the general creditors of each Responsible Employer under federal and state laws. For purposes of this Agreement, a Responsible Employer shall be considered “insolvent” if such Responsible Employer is subject to a pending proceeding as a debtor under the Bankruptcy Code of the United States or bankruptcy laws of any state, or if such Responsible Employer is unable to pay its debts as they become due.

(b) Any time the Trustee has actual knowledge, or has determined that a Responsible Employer is insolvent, the Trustee shall deliver, to satisfy the claims of the insolvent Responsible Employer’s general creditors as a court of competent jurisdiction may direct, that portion of any undistributed principal and income in the Trust attributable to the insolvent Responsible Employer’s contributions to the Trust. The Board of Directors and the Chief Executive Officer of the Responsible Employer shall have the duty, respectively, to inform the Trustee, in writing, of the insolvency of such Responsible Employer.

(c) Unless the Trustee has actual knowledge of the insolvency of a Responsible Employer, or has received notice of the insolvency of a Responsible Employer, as provided in subsection (d) of this Section 18.2, the Trustee shall have no duty to inquire whether any Responsible Employer is insolvent. The Trustee may in all events rely on such evidence concerning the insolvency of a Responsible Employer as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the solvency of the Responsible Employer.

(d) If a Responsible Employer, or a person claiming to be a creditor of a Responsible Employer, alleges in writing to the Trustee that a Responsible Employer has become insolvent,

the Trustee shall determine, within thirty (30) days after the receipt of such notice, whether such Responsible Employer is insolvent and, pending such determination, the Trustee shall, only with respect to those benefit payments that are made under a Plan of the Responsible Employer alleged to be insolvent, discontinue payments of amounts on behalf of Participants and beneficiaries, and shall hold that portion of the assets of the Trust attributable to the alleged insolvent Responsible Employer’s contributions to the Trust for the benefit of such Responsible Employer’s general creditors. From the date of discontinuance of such payments until the Trustee receives an order from a court of competent jurisdiction directing the disposition of the held assets in the Trust, the provisions of Article 10 governing the payment of Trust expenses or taxes shall not be suspended.

(e) The Trustee shall resume the payments discontinued under subsection (d) that are payable on behalf of Participants and beneficiaries in accordance with Section 5.2 and/or 5.3 of this Agreement only after the Trustee has determined that the Responsible Employer alleged to be insolvent is not insolvent (or is no longer insolvent, if the Trustee initially determined such entity was insolvent). Upon resumption of such payments, the first payment following such discontinuance shall include the aggregate amount of all payments from the assets of the Trust which would have been made to the Participant or beneficiary during the period of discontinuance, less the aggregate amount of payments made to the Participant or beneficiary by the Responsible Employer in lieu of payments from the Trust during any such period of discontinuance.

ARTICLE 19: Prohibition of Assignment of Interest.

No interest, right or claim in or to any part of the Trust or any payment therefrom shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution or levy of any kind, and the Trustee shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute or anticipate the same, except to the extent required by law.

ARTICLE 20: Miscellaneous.

20.1 This Agreement shall be interpreted, construed and enforced, and the Trust hereby created shall be administered, in accordance with the laws of the United States and of the state of New York. Nothing in this Agreement shall be construed to subject the Trust created hereunder to the Employee Retirement Income Security Act of 1974, as amended.

20.2 The Company shall, at any time and from time to time, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purpose of this Agreement.

20.3 The titles to Articles of this Agreement are placed herein for convenience of reference only, and the Agreement is not to be construed by reference thereto.

20.4 This Agreement shall bind and inure to the benefit of the successors and assigns of the Company and the Trustee, respectively and the Plans.

20.5 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one instrument, which may be sufficiently evidenced by any counterpart.

20.6 If any provision of this Agreement is determined to be invalid or unenforceable, the remaining provisions shall not for that reason alone also be determined to be invalid or unenforceable.

20.7 Each Participant and his beneficiary is an intended beneficiary under this Trust, and shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto, provided that, no action taken by any Participant or beneficiary by virtue of this Section 20.7 shall in any way affect any rights or duties of the Trustee under this Agreement.

20.8 It is intended that neither the Plans nor this Trust shall result in acceleration of income or the imposition of tax penalties by reason of Code Section 409A. This Trust shall be interpreted in a manner that is consistent with the foregoing intent, and if any provision of this Trust is found to result in acceleration of income or the imposition of tax penalties by reason of Code Section 409A, such provision shall be modified in a manner consistent with its purpose to conform to the requirements of Code Section 409A or, if such modification is not possible, such provisions shall be void.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names by their duly authorized officers under their corporate seals as of the day and year first above written.

BURLINGTON NORTHERN SANTA FE CORPORATION

By:

ATTEST:

Secretary

WACHOVIA BANK, NATIONAL ASSOCIATION

By:

ATTEST:

STATE OF

SS.

COUNTY OF

On this                      day of                     , 2004, before me personally came                          to me known, who, being duly sworn, did depose and say that (s)he resides at                         , and that (s)he is of                          of                                     , one of the corporations described in and which executed the foregoing instrument; that (s)he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that (s )he signed his/her name thereto by like order.

Notary Public, State of

STATE OF

SS.

COUNTY OF

On this                      day of                     , 2004, before me personally came                          to me known, who, being duly sworn, did depose and say that (s)he resides at                         , and that (s)he is of                          of                                     , one of the corporations described in and which executed the foregoing instrument; that (s)he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that (s )he signed his/her name thereto by like order.

Notary Public, State of

Schedule 1

THE PLANS

The following Company plans and agreements (collectively referred to as the “Plans”) are subject to this Trust:

Burlington Northern Santa Fe Supplemental Retirement Plan

Burlington Northern Santa Fe Supplemental Investment and Retirement Plan

Burlington Northern Santa Fe Corporation Deferred Compensation Plan for Directors

Burlington Northern Santa Fe Corporation Directors’ Retirement Plan

Burlington Northern Santa Fe Corporation Deferred Compensation Plan

The following additional plans and agreements shall be subject to the Trust and shall constitute Plans in the event of a Change of Control:

The Burlington Northern and Santa Fe Railway Company Incentive Compensation Plan

Burlington Northern Santa Fe Corporation Senior Management Stock Deferral Plan

The Burlington Northern and Santa Fe Railway Company Severance Plan

The Burlington Northern and Santa Fe Railway Company Employee Retention Program

The Burlington Northern and Santa Fe Railway Company/UTU Voluntary separation Program for the Former Eastern and Western Lines (Excluding Northern and Southern Divisions)

The Burlington Northern and Santa Fe Railway Company/UTU Voluntary Separation Program

Burlington Northern Santa Fe Change in Control Agreements (34 Individual agreements)

BNI Change in Control Agreements ( 7 Individual Agreements )

SFP Change in Control Agreements ( 3 Individual Agreements )

Schedule 2

Fee Schedule

SCHEDULE OF FEES

WACHOVIA EXECUTIVE SERVICES -

EXECUTIVE COMPENSATION AND OTHER

NON-QUALIFIED TRUST SERVICES

	Non-qualified Trust Services include rabbi, secular and other non-qualified trusts providing benefits in addition to those from qualified plans. Plans specifically providing for change of control benefits are also covered by this Schedule of Fees. Charges are quoted on an annual basis and are payable quarterly.

STANDARD SERVICES

I. DOCUMENT REVIEW AND IMPLEMENTATION	A Document Review and Implementation Fee will be charged to all new accounts. This fee will be quoted by account, based on the use of Wachovia’s proprietary documents, consulting and legal time required, as well as administrative requirements to establish the account.

	Fees for an account of this nature range from $15,000—$30,000

II. CUSTODIAL AND FIDUCIARY CHARGES	Ad Valorem Charges—An ad valorem fee is assessed for all basic services related to custody of funds and is based on the total liability of all covered plans or arrangements. The following is the schedule of charges:

		MARKET VALUE	RATE PER $1,000

	First	$500,000	$5.00
	Next	1,500,000	2.60
	Next	8,000,000	1.40
	Next	40,000,000.50
	Next	50,000,000.40
	Over	100,000,000	Negotiated

A minimum ad valorem charge of $20,000 shall be applied. Fees covered by Section III-IV of this schedule will be in addition to the minimum ad valorem charge.

Insurance, Letter of Credit and other Non-Cash Funding	In applying the ad valorem schedule, the cash surrender value of insurance, letters of credit, unfunded liabilities and other non-cash funding will normally be discounted 50% prior to change of control. Following a change of control, this discount will no longer be used in computing ongoing fees, and Wachovia will normally manage assets not invested in insurance products.

Employer Securities	In applying the ad valorem schedule, employer securities will normally be discounted 25% prior to change of control. Following change of control, this discount will no longer be used in computing ongoing fees.

Research	Requests for research will be performed at a cost of $100 per hour. These fees will be quoted prior to research commitment.

Mutual Funds	The use of any mutual fund other than an Evergreen Mutual Fund will be charged annually at $750 per fund, plus $75 per transaction.

All accounts registered as fully disclosed will be charged at $1,000 per fund annually per fund, plus $100 per transaction. Fully Disclosed accounts will also incur a $500 set up fee per fund.

III. INVESTMENT MANAGEMENT

Wachovia Asset Management	For individually managed portfolios, a separate schedule will apply. Investments in The Evergreen Funds will be charged in accordance with the applicable prospectus.

IV. BENEFIT PAYMENTS AND WIRES	Cash Benefit Payments includes applicable tax forms W2, 1099M and 1099R (assumes standard Wachovia format)

	Periodic:	$10.00 set up fee per payee
	By check or by ACH	$5.00 plus postage

	Non-Periodic:	$50.00 plus postage

	In-Kind Distributions:	$50.00 each

Payment requests not in standard Wachovia format will be subject to an additional charge.

Stop Payments	$25.00 each

Wires	$25.00 each

V. TAX REPORTING

State or Municipality Tax Withholding	An annual charge of $150 per account will apply for each state or municipality where withholdings are requested or required.

Preparation and Filing of Form 1041 and Form CT-1	For each 1041 required to be prepared and filed, a fee of $500 will be charged. A fee of $500 per quarter will be charged for Form CT-1 to be prepared and filed.

VI. CHANGE OF CONTROL FEE	A one-time, $25,000 minimum fee plus expenses will be charged for each change of control in addition to fees for ongoing services.

VII. OTHER SERVICES	Financial planning services for individuals and group educational or communications materials are available. Fees will be negotiated prior to commencement.

Billable time plus out-of-pocket expenses will be charged for consulting services.

Special requests for meetings outside the normal course of business requiring the attendance of one of Wachovia Executive Services’ Consultants are subject to a per diem fee of $2,000 per day, per consultant, plus travel expenses. Fee to be agreed upon prior to commitment.

Participant recordkeeping and performance measurement services shall be charged in accordance with separate schedules.

For on-line and PC downloading support, appropriate additional charges will be made.

The physical storage of insurance policies is not included in the above charges.

Master Trust Plan Accounting will be charged according to separate schedule.

For account terminations less than two years from inception, a minimum, prorated ad valorem fee for the initial two-year period plus expenses will be charged.

Additional reasonable fees will be charged for services not covered by this schedule.

EXHIBIT A

Authorization Pursuant to Article 9.3 of

Burlington Northern Santa Fe Corporation Benefits Protection Trust

TO:	WACHOVIA BANK, NATIONAL ASSOCIATION

This is to authorize WACHOVIA BANK, NATIONAL ASSOCIATION as Trustee of the Burlington Northern Santa Fe Corporation Benefits Protection Trust (the “Trust”) to institute and maintain legal proceedings against the Company (as defined in the Trust) or other appropriate person or entity to assert the following claim(s) on my behalf: (nature of claim]. The Trustee shall have the powers and be subject to the procedures set forth in Article 9 of the Trust (a copy of which I have already received and reviewed).

Any proceedings by the Trustee under this authorization may be initiated in my name as a plaintiff (or as a member of a class) or in the name of the Trustee, or both, as the Trustee determines is necessary or appropriate at the time proceedings are commenced.

Participant

EXHIBIT B

Revocation of Authorization Under Article 9.3 of

Burlington Northern Santa Fe Corporation Benefits Protection Trust

TO:	WACHOVIA BANK, NATIONAL ASSOCIATION

This is to notify you that I revoke any prior authorization I have given to you as Trustee of the Burlington Northern Santa Fe Corporation Benefits Protection Trust (the “Trust”) to maintain legal proceedings against the Company (as defined in the Trust), or otherwise to assert the following claim(s) on my behalf: (nature of claim(s)].

I understand that this Revocation of Authorization is conditioned upon, and shall not be effective until, the appointment by me of my own counsel and the appearance of that counsel in any legal proceeding on my behalf lieu of counsel retained by the Trustee. I understand further that, upon the occurrence of these conditions, the Trustee shall have no obligation to proceed further on my behalf, or to pay any costs or expenses incurred after the delivery of this Revocation of Authorization.

Participant

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